                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into effective the 1st day of December, 2000, by and between CUMULUS MEDIA INC., an Illinois corporation (the "Company"), and Jon Pinch (the "Employee").

                                R E C I T A L S:

         The Company desires to employ the Employee in the capacity of Executive Vice President and Chief Operating Officer and the Employee desires to be so employed. Accordingly, the Company and the Employee desire to set forth in this Agreement the terms and conditions under which the Employee is to be employed by the Company.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I


                           General Terms of Employment

         Beginning the first day of December 2000 and for the remainder of the term of this Agreement (the "Agreement Term"), the Company shall employ the Employee and the Employee shall serve the Company as a full-time employee in the capacity of Executive Vice President and Chief Operating Officer of the Company. In this capacity, Employee shall report to the Chief Executive Officer of the Company. Subject to the direction of the Chief Executive Officer, the Employee shall be responsible for the overall direction and supervision of the Company and its operating subsidiaries.

                                   ARTICLE II

                       Compensation and Equity Incentives

         2.1 Base Salary. During the Agreement Term, the Company shall pay to the Employee a base salary of Four Hundred Twenty-Five Thousand Dollars ($425,000) per annum (the "Base Salary") payable in equal installments not less frequently than semi-monthly. The Base Salary shall be reviewed annually for any merit increases by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board").

         2.2 Annual Bonus. In addition to the Base Salary, the Employee, beginning in the Company's 2001 fiscal year, shall be eligible to receive an annual bonus (the "Bonus") based on whether the Company achieves its Board-approved budget for annual broadcast cash flow ("Budgeted Broadcast Cash Flow") for the year involved. The amount of the bonus for a year will be determined based on the table below, where X means actual broadcast cash flow for the year and Y means Budgeted Broadcast Cash Flow for the year. The annual budget for Broadcast

Cash Flow will be equitably adjusted upwards or downwards to reflect changes from assumptions in the original budget in the timing of starting LMA's or taking over properties, and to reflect acquisitions and LMA's not part of the original budget. All bonus decisions shall be made first by the Chief Executive Officer, and then shall be reviewed and approved by the Compensation Committee, subject to any modifications that the Compensation Committee may make. Any Bonus shall be paid as promptly as practicable following the calculation of the actual broadcast cash flow for the preceding fiscal year.

                   Performance                      Annual Bonus
                   -----------                      ------------
             X < Y                              0
             X = Y                              $100,000
             110% of Y > X > Y                  $100,000  + $10,000  for each
                                                percentage  point  in  excess
                                                of 100%
             X > 110% of Y                      $200,000
               -

         2.3 Equity Incentives. The Compensation Committee will meet and make the following grants to Employee of options to purchase shares of the Company's Class A Common Stock (the "Time-Vested Options"): (a) prior to December 15, 2000, Time-Vested Options to purchase 200,000 shares shall be granted to the Employee; (b) prior to December 15, 2001, Time-Vested Options to purchase an additional 150,000 shares shall be granted to the Employee; and (c) prior to December 15, 2002, Time-Vested Options to purchase an additional 100,000 shares shall be granted to the Employee. Each grant of Time-Vested Options shall be subject to the terms of the stock option agreement which will accompany the grant and will be entered into between the Company and the Employee, provided however that the terms contained in such stock option agreements shall be consistent with the terms of this Agreement. Except as otherwise provided for in this Agreement, the Time-Vested Options shall vest based on the continued employment of the Employee in equal quarterly installments of 1/16 of the number of subject shares on the last day of each of the 16 consecutive calendar quarters ending following the date of grant. The exercise price of the Time-Vested Options shall be the market price per share on the date of each grant. The Time-Vested Options shall have a 10-year term of exercise and, except as otherwise provided in this Agreement, shall remain exercisable following vesting until the earlier of the expiration of one (1) year after Employee's termination of employment with the Company and the expiration of the full term of the Time-Vested Option.

                                  ARTICLE III

                      Sign-On Bonus, Expenses and Benefits

         3.1 Sign-on Bonus. On January 5, 2001, the Company shall pay to the Employee a sign-on bonus of $100,000. In the event within one (1) year of the date of this Agreement the Employee's employment hereunder is terminated because of his voluntary resignation other than for Good Reason or because the Company has terminated the Employee for Cause, the Employee

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shall return a pro rata portion (based on the actual number of days the Employee remained employed by the Company during such one (1) year period) of the sign-on bonus to the Company within seven (7) days of the date of termination.

         3.2 Expenses. The Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in the course of performing his duties for the Company in accordance with the Company's expense account and reimbursement policies from time to time in effect. The Employee shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may from time to time be required in accordance with such expense account or reimbursement policies that the Company may establish for its personnel generally. In addition, the Employee shall receive a car allowance of Seven Hundred Dollars ($700) per month. The Company will also pay the reasonably incurred direct costs of moving the Employee's personal effects to Atlanta. At its expense, the Company will also provide temporary living accommodations for Employee while working in Atlanta for up to four (4) months, and the reasonable attorney fees incurred by Employee in connection with his entering into this Agreement.

         3.3 Benefits. The Employee shall be entitled during the term hereof to receive such incentive stock options as the Compensation Committee in its discretion may decide. In addition, the Employee shall be entitled during the term hereof to receive such fringe benefits and to participate in such benefit programs as the Company may from time to time make generally available to its senior executives of the Company including, but not limited to, any group health and life insurance, qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, any medical, dental, health and welfare plans and any stock purchase programs that are approved by the Compensation Committee on terms and conditions comparable to those generally provided to other senior executives of the Company. The Employee acknowledges that he shall have no vested rights under any such benefit programs except as expressly provided by the terms thereof and that such programs and the prerequisites thereof may be established or eliminated at any time at the discretion of the Company.

                                   ARTICLE IV

                              Term and Termination

         4.1 Term. The Agreement Term shall commence as of the date hereof and shall continue thereafter for a term of three (3) years unless earlier terminated by either party in accordance with Section 4.2 below. The Agreement Term shall automatically be renewed for consecutive renewal terms of one (1) year, unless either party notifies the other party of its desire not to renew the Agreement no less than sixty (60) days prior to the last day of the initial three-year term, or no less than thirty (30) days prior to the last day of any one-year renewal term.

         4.2 Earlier Termination. Notwithstanding the term stated in Paragraph
4.1 hereof, the Employee's employment under this Agreement may be terminated immediately upon any of the following:

             (a) In the event of the Employee's death.

         (b) In the event of the Employee's Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Employee to perform his duties for the Company on account of physical or mental illness for a period of six consecutive full months, or a period of nine full months during any 12-month period in either case as a result of a condition that is treated as a total or permanent disability under the long term disability insurance policy of the Company that covers the Employee. The Employee's employment hereunder shall be deemed terminated by reason of Disability on the last day of the applicable period; provided, however, in no event shall the Employee be terminated by reason of Disability unless the Employee receives written notice from the Company, at least 30 days in advance of such termination, stating its intention to terminate the Employee for reason of Disability.

         (c) By the Company forthwith upon notice to the Employee whether or not the Employee has committed any acts constituting "Cause." For purposes of this Agreement, "Cause" for termination of the Employee shall exist only upon (i) the conviction of the Employee of a felony under the laws of the United States or any state thereof, whether or not appeal is taken, (ii) a material breach by the Employee of any agreement with the Company concerning noncompetition or the confidentiality of proprietary information, (iii) gross negligence of the Employee, willful misconduct of the Employee, or willful or continued failure by the Employee (except as provided in Section 4.2(b) hereof) to substantially perform his duties hereunder, in either case which has a material adverse effect on the Company; or (iv) the willful fraud or material dishonesty of the Employee in connection with his performance of duties to the Company. However, in no event shall the Employee's employment be considered to have been terminated for "Cause" unless and until the Employee receives a copy of a resolution adopted by the Board finding that, in the good faith opinion of the Board, the Employee is guilty of acts or omissions constituting Cause, which resolution has been duly adopted by an affirmative vote of a majority of the Board. The Employee shall have the opportunity to cure any such acts or omissions (other than item (i) above) within 15 days of the Employee's receipt of such resolution.

         (d) By the Employee through voluntary resignation.

         (e) By the Employee for "Good Reason." "Good Reason" for purposes of this Agreement shall mean:

                  (i) the assignment to the Employee of duties materially inconsistent with the Employee's position (including status, offices, titles or reporting relationships), authority, duties or responsibilities as contemplated by ARTICLE I hereof, any material adverse change in the Employee's reporting responsibilities, or any action by the Company that results in a material diminution in such position, authority, duties or responsibilities, but excluding for these purposes an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                  (ii) any failure by the Company to comply in a material respect with the compensation and benefits provisions of ARTICLES II or III hereof or to comply with any other material obligation of the Company under this Agreement, including, without limitation, any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 8.4(a) hereof, but excluding for these purposes a failure or action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

                  (iii) the relocation, without the consent of the Employee, of the Employee's office to a location more than 40 miles from Atlanta, Georgia.

                                   ARTICLE V


                   Compensation upon Termination of Employment

         In the event the Employee's employment is terminated during the Agreement Term, the Employee shall be entitled to the severance payments and benefits specified below:

         5.1 Termination by Company Without Cause or by Employee for Good
Reason.

         In the event Employee is terminated by the Company other than for Cause, death or Disability, or in the event the Employee resigns with Good Reason, the Company shall pay the Employee and provide him with the following:

             (a) Accrued Rights. The Company shall pay the Employee a lump-sum amount equal to the sum of (1) his earned but unpaid Base Salary through the date of termination, (2) any earned but unpaid Bonus under Section 2.2 above, and (3) any business expenses or other amounts due to the Employee from the Company as of the date of termination. In addition, the Company shall provide to the Employee all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans and programs in which the Employee participated during the term (together with the lump-sum payment, the "Accrued Rights").

             (b) Severance Payment. The Company shall pay the Employee the greater of (A) the amount equal to two-thirds (2/3) of the aggregate Base Salary payments (at the rate in effect at the time of termination) that remain payable to the Employee from the date of termination until the expiration of the Agreement Term, or (B) the amount equal to the annual Base Salary in effect at the time of termination. Any amount payable pursuant to clause (A) or clause (B) above shall be payable in four equal consecutive quarterly installments, with the first such payment to be made within 15 days following the date of termination.

             (c) Equity Rights. As of the date of the Employee's termination under this paragraph, Employee shall be entitled to (i) any vested portion (as determined immediately prior to the termination) of the Time-Vested Options and
(ii) that portion of any unvested portion (as determined immediately prior to the termination) of the Time-Vested Options which would have vested had Employee remained employed with the Company for one (1) year beyond the date of termination, which options in both cases shall remain exercisable until the earlier of the expiration of one (1) year after the date of termination and the expiration of the full term thereof. The remainder of the Time Vested Options shall be forfeited.

         5.2 Voluntary Resignation or Termination for Cause.

         In the event the Employee's employment hereunder is terminated hereunder because of his voluntary resignation other than for Good Reason or because the Company has terminated the Employee for Cause, the Company shall pay the Employee and provide him with any and all Accrued Rights. Any unvested Time-Vested Options shall terminate immediately and shall be of no further force or effect. Any vested Time-Vested Options shall remain exercisable until the earlier of the expiration of one (1) year after the date of termination and the expiration of the full term thereof.

         5.3 Disability; Death.

         In the event the Employee's employment hereunder is terminated by reason of the Employee's Disability or death, the Company shall pay and provide the Employee (or his legal representative or estate) with the following:

             (a) Accrued Rights. The Company shall pay and provide to the Employee (or his legal representative or estate) any and all Accrued Rights, including all disability or life insurance benefits as applicable);

             (b) Salary Continuation. The Company shall provide the Employee (or his legal representative or estate) with continued payment of the Employee's then-current Base Salary for a period of 12 months.

             (c) Equity Rights. As of the date of the Employee's termination under this paragraph, Employee shall be entitled to any vested portion of the Time-Vested Options, which shall remain exercisable until the earlier of the expiration of one year after the date of termination and the expiration of the full term thereof. The remainder of the Time-Vested Options shall be forfeited.

         5.4 Change in Control.

         In the event of a termination of employment by the Employee for Good Reason or of a termination of employment by the Company other than for Cause, which occurs within one year following a Change in Control as defined below, then, Employee shall receive the benefits identified in 5.1 (a), (b), and (c), and Employee shall also be entitled to any unvested portion of the Time-Vested Options, which shall become immediately and fully vested and exercisable and shall remain exercisable until the expiration of the full term thereof. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred by reason of:

             (a) The sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") other than Richard W. Weening and Lewis W. Dickey, Jr. (a "Principal") or (1) any stockholder beneficially owning more than 40% of the aggregate voting power of all classes of capital stock of the Company having the right to elect directors under ordinary circumstances, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of a Principal or (2) any trust, corporation, partnership, or other entity, the beneficiaries, stockholders, partners, owners or "persons" beneficially holding an 80% or more controlling interest of which consist of such Principal and/or other "persons" referred to in the immediately preceding clause (1);

             (b) The adoption of a plan relating to the liquidation or dissolution of the Company;

             (c) The consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger, or consolidation) the result of which is that any "person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all classes of capital stock of the Company having the right to elect directors under ordinary circumstances; or

             (d) The first day on which a majority of the members of the Board are not "Continuing Directors", where "Continuing Directors" are either (1) members of the Board on the Effective Date or (2) members of the Board nominated for election or elected to such Board with the approval of two-thirds of the Continuing Directors who were members of the Board at the time of such nomination or election, or two-thirds of those directors who were previously approved of by Continuing Directors.

                                   ARTICLE V-A

         The Employee shall not be required to seek other employment or to reduce any severance benefit payable to him under ARTICLE V hereof, no such severance benefit shall be reduced on account of any compensation received by the Employee from other employment. The Company's obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Employee to the Company.

                                   ARTICLE VI

                         Confidentiality and Inventions

         6.1 Duty Not to Disclose. The Employee acknowledges that trade secrets and other information, observations and data, whether written or oral, obtained by him while employed by the Company concerning the business or affairs of the Company that is proprietary to the Company or any of its customers or suppliers ("Confidential Information") are the property of the Company or such customers or suppliers. Therefore, the Employee agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Employee's acts or omissions to act. The Employee shall deliver to the Company at the termination of Employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computers, computer tapes and software and other documents and data (an copies thereof) relating to the Confidential Information, Work Product (defined in Section 6.2), or the business of the Company which he may then possess or have under his control. Notwithstanding this Section 6.1, Confidential Information may be disclosed pursuant to a subpoena or valid final order of a court or administrative body of competent jurisdiction to the extent necessary to comply therewith, in which event the Employee shall notify the Company as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information. The covenants made in this Section
6.1 shall remain in effect during the term of the Employee's employment with the Company and, in the case of Confidential Information that constitute trade secrets under the Georgia Uniform Trade Secrets Act, shall survive the termination of such employment for any reason indefinitely, and, in the case of all other Confidential Information, shall survive for a period of five (5) years after such termination.

         6.2 Ownership. The Employee further agrees and acknowledges that Confidential Information other than that of suppliers and customers, as between the Company and the Employee, shall be deemed and at all times remain and constitute the exclusive property of the Company, whether or not patentable or copyrightable, and that the Company has reserved - and does hereby reserve - all rights in and to the same for all purposes and to take all necessary and appropriate precautions to avoid the unauthorized disclosure of any Confidential Information.

         6.3 Return of Information. In the event the Employee's employment with the Company terminates for any reason, the Employee shall, upon request by the Company, promptly return to the Company all property of the Company and its affiliates in the Employee's possession or under the Employee's direct or indirect control, including, without limitation, all Confidential Information and all equipment, notebooks, and materials, reports, notes, contracts, memoranda, documents, and data of the Company or any of its affiliates or constituting or relating to the Confidential Information (and any and all copies thereof), whether typed, printed, written, or on any source of computer media, unless the parties agree otherwise.

         6.4 Inventions. The Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future services which are conceived, developed or made by the Employee while employed by the Company ("Work Product") belong to the Company. The Employee will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                                  ARTICLE VII

                                 Noncompetition

         7.1 Acknowledgement. The Employee acknowledges that in the course of his employment with the Company (a) he will become familiar with the Company's trade secrets and with other confidential information concerning the Company,
(b) that his services have been and will be of special, unique and extraordinary value to the Company, and (c) that the Company would be irreparably damaged if the Employee were to provide similar services to any person or entity competing with the Company or engaged in a similar business in the markets served or to

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be served by the Company. The Company and the Employee recognize that Employee will be responsible for assisting in the development of the Company's strategies and marketing programs with respect to the business of Company-owned or -operated radio broadcasting stations as they exist on the date of the Employee's termination of employment or radio broadcasting stations that have been identified as potential acquisitions on the date of this Agreement and are actually acquired by the Company (the "Business"), for supervising other employees of the Company performing a variety of services related to the Business, and for developing goodwill for the Company with respect to the Business through Employee's personal contact with customers, agents, and others having business relationships with the Company. There is therefore a danger that this goodwill, a proprietary asset of the Company, may follow the Employee if and when the Employee's relationship with the Company is terminated. Accordingly, the Employee agrees and covenants as follows:

         7.2 Non-Compete. Subject to Section 7.7 below, during the period of the Employee's employment with the Company in any capacity and during the twelve
(12) months after the termination of employment (collectively, the "Noncompete Period"), the Employee shall not complete within the listening areas (as defined by the Arbitron Metro Survey Area) set forth on Exhibit A, within which the Company currently conducts the Business or currently has agreements pending regulatory approval to engage in such businesses (collectively, the "Territory"), by acting as a manager of a business substantially similar to the Business, a supervisor of officers or employees rendering services for such a business, or as an advisor with respect to the conduct of such a business, whether on Employee's own behalf or as an employee, director, or independent contractor of any enterprise that is competing with or plans to be in competition with the Company with respect to the Business; provided, however, that nothing in this Agreement shall prohibit the Employee from rendering or offering to provide services with respect to office operations, equipment or supplies or services related to business finances or operations of a nature provided to companies generally and not specifically to those that are conducting the Business.

         7.3 Covenant Not to Solicit Customers. Subject to Section 7.7, during the period in which the Employee is employed by the Company (whether pursuant to this Agreement or otherwise) and for one (1) year after the termination of Employee's employment with the Company in all capacities, Employee will not, directly or indirectly, on Employee's own behalf or on behalf of any other individual or entity, solicit, call upon, divert, or actively take away, or attempt to solicit, call upon, divert, or take away, for purposes of conducting a business substantially similar to the Business, any individual, corporation, partnership, or other association or entity who or that, at any time during the period of the Employee's employment with the Company, both (a) obtained or contracted services from the Company (a "Customer") or, to the Employee's knowledge, was solicited by the Company for business (whether or not he, she, or it became an actual customer) and (b) was contacted by the Employee at any time during the term of the Employee's employment by the Company. Nothing herein shall prohibit the Employee from being a passive owner of not more than 1/2 of 1% of the outstanding stock (and/or options to acquired stock) of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation. Subject to the consent of the Company, which consent will not be unreasonably withheld, the Employee's performance of minimal consulting services with a previous employer will not be deemed to constitute "active participation" for purposes of the preceding sentence.

         7.4 Nonsolicitation of Employees and Suppliers. During the Noncompete Period, the Employee shall not directly or indirectly through another entity (a) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee thereof, (b) hire any person who was an employee of the Company at any time during the Agreement Term and was solicited by the Employee, or (c) induce or attempt to induce any supplier, licensor or other non-customer business relation of the Company to cease doing business with the Company or interfere in any way with the relationship between any such supplier, licensor or business relation and the Company.

         7.5 Expansion of Business. In the event that, and each time during the Employee's employment with the Company as, the Company (a) establishes the Business hereafter in a territory other than the Territory or (b) adds a substantially different service line to the Business, the Employee agrees to execute and deliver an amendment to this Agreement adding the territory or additional service line or some combination thereof upon payment to the Employee by the Company of the sum of $100.00.

         7.6 Enforcement. If, at the time of enforcement of this Article VII, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum, period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because the Employee's services are unique and because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         7.7 Application to Company and Subsidiaries. For purposes of the covenants made in this Article VII, references to the Company shall include all subsidiaries.

                                  ARTICLE VIII

                                  Miscellaneous

         8.1 Withholding; Method of Payment.

         All amounts payable to the Employee pursuant to this Agreement are stated before any deductions therefrom for FICA taxes, state and federal withholding taxes and other payroll deductions required to be made by the Company under applicable law. The Company shall have the right to rely upon an opinion of its regular accountants or other tax advisors if any questions should arise as to any such deductions. Any lump-sum payments provided for in this Agreement shall be made in a cash payment, net of any required tax withholding, no later than the fifth business day following the Employee's date of termination or other payment date. Any payment required to be made to the Employee under this Agreement that is not made in a timely manner shall bear interest until the date of payment at an interest rate equal to 120% of the



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

monthly compounded applicable federal rate as in effect under Section 1274(d) of the Code for the month in which payment is required to be made.

         8.2 Notices.

         Any notice required or permitted to be given or made by either party to the other hereunder shall be in writing and shall be considered to be given and received in all respects one business day after when hand delivered, when sent by prepaid express or courier delivery service, or after deposited in the United States mail, certified or registered mail, return receipt requested, on the date shown on such return receipt, in each case addressed to the parties at their respective addresses set forth opposite their signatures hereto or to such changed address as either party shall designate by proper notice to the other.

         8.3 Severability.

         If for any reason one or more of the provisions of this Agreement are deemed by a court of competent jurisdiction to be unenforceable or otherwise void by operation of law, the remainder of this Agreement will be deemed to be valid and enforceable and shall be construed as if such invalid or unenforceable provision were omitted.

         8.4 Assignment; Binding Affect.

             (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 8.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Employee's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Employee's estate.

         8.5 Entire Agreement.

         This Agreement contains the entire understanding between the parties with respect to the matters set forth herein and therein and all prior discussions, negotiations, agreements, correspondence and understandings between the parties (whether oral or written) are merged herein and therein and superseded hereby. Notwithstanding the foregoing, the parties hereto shall enter into stock option agreements in respect of the Time-Vested Option setting forth terms



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

and conditions consistent with the provisions of this Agreement. No provision in this Agreement may be amended or modified other than in writing.

         8.6 Waiver of Breach.

         No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed a waiver by such party of any subsequent breach.

         8.7 Governing Law.

         This Agreement shall be construed and interpreted according to the laws of the State of Georgia.

         8.8 Survival.

         Articles V, VI and VII of this Agreement shall survive and continue in full force in accordance with their terms notwithstanding any termination of employment.

         8.9 Counterparts.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





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



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Address for Notice:                        CUMULUS MEDIA INC.:

Cumulus Media Inc.
3535 Piedmont Road
Building 14, 14th Floor                    By:/s/
Atlanta, Georgia  30305                      ----------------------------------
Attention:  President


Address for Notice:                        EMPLOYEE:

Cumulus Media Inc
3535 Piedmont Road
Building 14, 14th Floor                    /s/ Jon Pinch
Atlanta, Georgia  30305                    ------------------------------------
Attention Jon Pinch                        Jon Pinch

with a copy to:

George N. Aronoff
Benesch, Friedlander, Coplan & Aronoff, LLP
2300 BP Tower
200 Public Square
Cleveland, Ohio  44114-2378






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



                                    Exhibit A

                          Description of the Territory




       Listening Area                                   Station
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